UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2013

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-144337	75-2749762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 713-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Fourth Amendment to the Credit Agreement

On February 19, 2013, United Surgical Partners International, Inc. (“USPI” or “the Company”), entered into Amendment No. 4 (the “ Fourth Amendment”) to its Credit Agreement dated as of April 19, 2007, as amended August 19, 2009, April 3, 2012 and December 19, 2012 (the “Credit Agreement”) among USPI, USPI Holdings, Inc., each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the other Agents named therein.

The Fourth Amendment reduced the interest rate margin for Extended Term Loans due 2017 from 3.50% to 2.50% with respect to Base Rate Loans and from 4.50% to 3.50% with respect to Eurodollar Rate Loans, subject to an interest rate floor of 0.75% for such Eurodollar Rate Loans. The Fourth Amendment further reduced the interest rate margin for New Tranche B Term Loans due 2019 from 3.75% to 2.75% with respect to Base Rate Loans and from 4.75% to 3.75% with respect to Eurodollar Rate Loans, subject to an interest rate floor of 1.00% for such Eurodollar Rate Loans. The Fourth Amendment further reduced the interest rate margins for Revolving Loans by 1.00% with respect to Base Rate Loans and Eurodollar Rate Loans. In addition, the Fourth Amendment provides for a $150 million increase in New Tranche B Term Loan commitments, which will be used to prepay the Non-Extended Term Loans in full on or about April 4, 2013 (the “Amendment Funding Date”) and to pay related expenses and fees. The Fourth Amendment also increases the amount of incremental facilities that may be incurred under the Credit Agreement from $50 million to $200 million.

The Fourth Amendment provides that if, on or prior to the first anniversary of the Amendment Funding Date, USPI prepays any Extended Term Loans or New Tranche B Term Loans in connection with certain repricing transactions, USPI must pay a prepayment premium of 1.00% of the aggregate principal amount of the loans so prepaid.

The foregoing description of the Fourth Amendment to the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Fourth Amendment to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangements of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 4, dated as of February 19, 2013, to the Credit Agreement, dated as of April 19, 2007, as amended August 19, 2009, April 3, 2012 and December 19, 2012 among USPI, USPI Holdings, Inc., each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the other Agents named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

By:	/s/ Mark A. Kopser
Mark A. Kopser
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)

Date: February 22, 2013

EXHIBIT INDEX

(d)	Exhibits.

10.1	Amendment No. 4, dated as of February 19, 2013, to the Credit Agreement, dated as of April 19, 2007, as amended August 19, 2009, April 3, 2012 and December 19, 2012 among USPI, USPI Holdings, Inc., each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the other Agents named therein.